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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): May 24, 2001 (May 23, 2001)


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                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                      0-23639                 62-1710772
(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
         Incorporation)                                      Identification No.)


         105 WESTWOOD PLACE
         SUITE 400
         BRENTWOOD, TENNESSEE                                       37027
         (Address of Principal Executive Offices)                 (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Exhibits

                  99.1 Copy of the press release, dated May 23, 2001, relating to the announcement that Paul J. Feldstein was elected as a member of the Company's Board of Directors.

                  99.2 Copy of the press release, dated May 24, 2001, announcing certain management changes.

ITEM 9.  REGULATION FD DISCLOSURE

         On May 23, 2001, the Board of Directors voted to increase the size of the Board of Directors to seven members and named Professor Paul J. Feldstein to fill the vacancy created by such action. Professor Feldstein has held the Robert Gumbiner Chair in Healthcare Management at the Graduate School of Management, University of California, Irvine, since 1987.

         On May 23, 2001, the Board of Directors elevated John M. Rutledge to President of the Company, and he will continue to serve as Chief Operating Officer. Martin S. Rash, who previously served as Chairman, President and Chief Executive Officer, will continue to serve as Chairman and Chief Executive Officer. In addition, Richard D. Gore, Chief Financial Officer, Vice Chairman and a Director of the Company, announced his retirement from the Company, effective August 15, 2001. The Board of Directors will commence efforts immediately to hire a replacement Chief Financial Officer.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PROVINCE HEALTHCARE COMPANY



                                    By: /s/  Brenda B. Rector
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                                             Brenda B. Rector
                                             Vice President and Controller

Date: May 24, 2001